UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2007

ALLIANCE LAUNDRY SYSTEMS LLC

ALLIANCE LAUNDRY CORPORATION

ALLIANCE LAUNDRY HOLDINGS LLC

(Exact name of registrant as specified in its charter)

DELAWARE DELAWARE DELAWARE	333-56857 333-56857-01 333-56857-02	39-1927923 39-1928505 52-2055893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Shepard Street, P.O. Box 990

RIPON, WISCONSIN 54971-0990

(Address of Principal executive offices, including Zip Code)

(920) 748-3121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 22, 2007, Alliance Laundry Systems LLC (the “Company”) appointed Michael D. Schoeb, 45, its president and chief operating officer. Tom L’Esperance will remain the chief executive officer of the Company. Mr. Schoeb was the president and chief operating officer of Wausau Homes Inc., a Wisconsin-based custom home builder, from August 2005 to the present, and, prior to his work at Wausau, he spent six years with Hilti Inc., a construction and building maintenance supplier where he held positions of increasing responsibility at their Oklahoma, Washington D.C. and Brazil locations.

The terms of Mr. Schoeb’s employment are set forth in an offer letter, dated September 26, 2007 (the “Letter”), pursuant to which Mr. Schoeb is to be employed by the Company as its president and chief operating officer. Under the Letter, Mr. Schoeb is to receive from the Company base compensation equal to $330,750 per year, subject to review by the Company’s Board or Compensation Committee for discretionary increases. Under the Letter, Mr. Schoeb is eligible to receive an annual performance bonus under the Company’s Annual Metric Bonus Plan (the “Plan”) beginning in 2008 (with payments payable in early 2009) with Mr. Schoeb’s target bonus opportunity set at 50% of his base salary. Participation in the Program is subject to the annual approval of the Company’s Compensation Committee. Mr. Schoeb will participate in all of the Company’s employee benefit plans and arrangements made available during the term of his employment to its other senior executives, including health insurance, and is entitled to 4 weeks of paid vacation per year. The Company will reimburse Mr. Schoeb for relocation expenses up to $100,000, on a post tax basis.

Under the Letter, additional amounts are payable to Mr. Schoeb by the Company under certain circumstances upon the termination of the Mr. Schoeb’s employment. If Mr. Schoeb’s employment is terminated for “cause,” as defined in the Letter, no additional amount (other than payment of base salary through the date of termination) shall be payable to Mr. Schoeb. If Mr. Schoeb’s employment is terminated without “cause,” Mr. Schoeb shall receive, subject to his continued compliance with his confidentiality, non-compete and non-solicitation obligations under the Letter, (i) his base salary through the date of termination, (ii) one year of base salary, payable in accordance with the Company’s normal payroll practices and (iii) a pro rata portion of the bonus he would have otherwise earned, payable on the normal payment date for annual bonuses, and he will be eligible to continue to participate at the Company’s expense in employee plans for the year following the termination. If Mr. Schoeb voluntarily resigns or his employment is terminated due to his death or disability, he will receive his base salary through the termination date.

Under the Letter, Mr. Schoeb will be granted, pursuant to the ALH Holding Inc. stock incentive plan, stock options to acquire 1.25% of the fully diluted shares of the Company’s indirect parent, ALH Holding Inc. (the “Options”). Sixty percent of the Options will vest in five equal annual installments on the anniversaries of the grant date, subject to Mr. Schoeb’s continuous employment with the Company through each vesting date, and 40% of the Options will be performance options that vest upon the achievement of performance targets to be established by the Company’s Compensation Committee, the Company’s chief executive officer and Mr. Schoeb. Under the terms of the Letter, Mr. Schoeb is also expected to purchase, at fair market value, at least $300,000 of common shares of ALH Holding Inc. If Mr. Schoeb’s employment is terminated by the Company for “cause”, as defined in the Letter, (i) all his Options, whether or not vested, will be canceled upon his date of termination, and (ii) the Company will have the right to repurchase any common shares of ALH Holding Inc. that Mr. Schoeb owns for the lesser of the fair market value of the shares or Mr. Schoeb’s cost. If Mr. Schoeb’s employment is terminated for any reason other than by the Company for “cause” (i) he will have 60 days to exercise any vested Options, (ii) all unvested Options will be canceled and (iii) the Company will have the right to repurchase any common shares of ALH Holding Inc. that Mr. Schoeb owns for fair market value; provided, that if Mr. Schoeb resigns and such resignation is not approved by the Company the repurchase price will be the lesser of the fair market value of the shares or Mr. Schoeb’s cost.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued October 25, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE LAUNDRY SYSTEMS LLC (Registrant)

Date: October 25, 2007		/s/ Thomas F. L’Esperance
	Name:	Thomas F. L’Esperance
	Title:	Chief Executive Officer

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President and Chief Financial Officer

ALLIANCE LAUNDRY CORPORATION (Registrant)

Date: October 25, 2007		/s/ Thomas F. L’Esperance
	Name:	Thomas F. L’Esperance
	Title:	Chief Executive Officer and President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President and Chief Financial Officer

ALLIANCE LAUNDRY HOLDINGS LLC (Registrant)

Date: October 25, 2007		/s/ Thomas F. L’Esperance
	Name:	Thomas F. L’Esperance
	Title:	Chief Executive Officer and President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President and Chief Financial Officer

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